Management of the Corporation expresses no opinion as to the fairness or sufficiency of the Offer and makes no recommendation regarding whether a Shareholder should accept or reject the Offer. If you have any questions as to how to deal with the Offer, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Glossary.

                                                                January 14, 2003
                           OFFER TO PURCHASE FOR CASH
                         The Outstanding Common Stock of
                         DRUMMOND FINANCIAL CORPORATION
                                  AT A PRICE OF
                             $1.25 PER COMMON SHARE

This offer to purchase (the "Offer") by Drummond Financial Corporation (the "Corporation") of all the issued and outstanding common stock, par value $0.01 (the "Common Shares") of the Corporation, except those Common Shares held by the Defendants, at a price of $1.25 per Common Share, is made pursuant to the terms and conditions of an order of the Court dated December 9, 2002 (the "Court Order") approving the Settlement and the Settlement Agreement, as further described in Section 10 of the Offer, "Purpose of the Offer". The Offer will be open for acceptance until 10:00 a.m. (Eastern Standard time) on February 14, 2003 (the "Expiry Time"), unless extended or withdrawn.

The closing price of the Common Shares of the Corporation on the OTC BB on August 27, 2002, the last trading day prior to the dissemination of the Notice, was $0.78. The closing price of the Common Shares of the Corporation on January 14, 2003 the last trading day prior to the announcement of the Offer, was $1.16.

Shareholders who wish to accept the Offer must properly complete and duly execute the accompanying Letter of Transmittal, or a facsimile thereof, and deposit it, together with certificates representing their Common Shares, at the office of CIBC Mellon Trust Company (the "Depositary") specified in the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal so as to arrive there not later than the Expiry Time. Alternatively, Shareholders may follow the procedures for guaranteed delivery set forth in
Section 2 of the Offer, "Manner and Time of Acceptance - Procedures for Guaranteed Delivery".

A Shareholder that chooses not to participate in the Offer will continue to be a Shareholder of the Corporation upon consummation of the Settlement. The Settlement, however, results in the full and complete settlement, dismissal and release of all claims against the Defendants relating to the Action. See
Section  10  of  the  Offer,  "Purpose  of  the  Offer".

Persons whose Common Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance.

Questions and requests for assistance may be directed to, and additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained, without charge, on request from:

                            CIBC Mellon Trust Company
          at its telephone number or location set out on the back page.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE TO, NOR WILL DEPOSITS BE ACCEPTED FROM OR ON BEHALF OF, SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE CORPORATION, OR ITS AGENTS, MAY TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO EXTEND THE OFFER TO SHAREHOLDERS IN SUCH JURISDICTION.

THIS OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY NOR HAS ANY SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION
CONTAINED  IN  THIS  DOCUMENT.  ANY  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NO BROKER DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS DOCUMENT AND, IF GIVEN, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE DEPOSITARY.

                                TABLE OF CONTENTS

                                                              Page
                                                              ----

SUMMARY                                                         3

GLOSSARY                                                        5

THE OFFER
1.    THE OFFER                                                 7
2.    MANNER AND TIME OF ACCEPTANCE                             7
3.    EXTENSION AND VARIATION OF THE OFFER                      9
4.    RIGHT OF WITHDRAWAL                                      10
5.    PAYMENT FOR DEPOSITED COMMON SHARES                      10
6.    CHANGE IN CAPITALIZATION, DIVIDENDS AND DISTRIBUTIONS    11
7.    NOTICE AND DELIVERY                                      11
8.    MAIL SERVICE INTERRUPTION                                12
9.    OTHER TERMS OF THE OFFER                                 12
10.   PURPOSE OF THE OFFER                                     12
11.   DEPOSITARY                                               13
12.   TAX CONSEQUENCES                                         13

                                     SUMMARY

The following is a summary only and is qualified in its entirety by the detailed provisions contained in the Offer. Shareholders are urged to read the Offer in its entirety. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Glossary.

THE  OFFER

The Corporation is offering, during the Offer Period and on the terms and subject to the conditions of the Offer, to purchase all of the issued and outstanding Common Shares, except for those held by the Defendants, at a price of $1.25 in cash per Common Share. The Offer is made pursuant to the terms and conditions of the Court Order approving the Settlement and the Settlement Agreement made by the parties to the Action, as further described in Section 10 of the Offer, "Purpose of the Offer".

TIME  FOR  ACCEPTANCE

The Offer is open for acceptance until 10:00 a.m. (Eastern Standard time) on February 14, 2003, subject to certain rights of extension and withdrawal. See
Section  3  of  the  Offer,  "Extension  and  Variation  of  the  Offer".

PURPOSE  OF  THE  OFFER

The purpose of the Offer is for the Corporation, its affiliates and associates to purchase, upon and subject to the terms and conditions of the Offer to Purchase, all of the issued and outstanding Common Shares not held by the Defendants in accordance with the terms and conditions set out in the Court Order and the Settlement Agreement. See Section 10 of the Offer, "Purpose of the Offer".

MANNER  OF  ACCEPTANCE

A Shareholder wishing to accept the Offer must deposit the certificate or certificates representing such Shareholder's Common Shares, together with a properly completed and duly executed Letter of Transmittal, or facsimile thereof, and all other documents required by the Letter of Transmittal, at the office of the Depositary specified in the Letter of Transmittal not later than the Expiry Time, as provided in Section 2 of the Offer, "Manner and Time of Acceptance - Acceptance of Offer". Instructions are contained in the Letter of Transmittal which accompanies the Offer. Shareholders whose Common Shares are registered in the name of a stock broker, investment dealer, bank, trust company or other nominee must contact their nominee Holder to arrange for the deposit of their Common Shares.

Alternatively, if such certificates and other required documents cannot be delivered prior to the Expiry Time, Common Shares may be deposited in accordance with the procedures for guaranteed delivery as set forth in Section 2 of the Offer, "Manner and Time of Acceptance - Procedures for Guaranteed Delivery".

PAYMENT  FOR  DEPOSITED  COMMON  SHARES

Subject to the terms and conditions of the Offer, the Corporation will take up and pay for the Common Shares validly deposited under the Offer and not withdrawn as permitted by Section 4 of the Offer promptly at the Expiry Time, or, in any event, not later than three Business Days after the Expiry Time. See
Section  5  of  the  Offer,  "Payment  for  Deposited  Common  Shares".

WITHDRAWAL  OF  DEPOSITED  COMMON  SHARES

Any Shareholders tendering to the Offer will be able to withdraw their deposited shares up until the time the Corporation has taken up and paid for the shares on or about the Expiry Time.

TAX  CONSIDERATIONS

SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES IN THEIR JURISDICTION OF RESIDENCE OF TENDERING THEIR COMMON SHARES PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFER.

DEPOSITARY

CIBC Mellon Trust Company is acting as the depositary under the Offer. The Depositary will receive deposits of certificates representing the Common Shares and accompanying Letters of Transmittal at its office specified in the Letter of Transmittal. The Depositary will also receive Notices of Guaranteed Delivery. The Depositary is responsible for giving notices, if required, and for making payment on behalf of the Corporation for all Common Shares purchased by the Corporation under the Offer. The Depositary will receive reasonable and customary compensation from the Corporation for its services in connection with the Offer. See Section 11 of the Offer, "Depositary".

                                    GLOSSARY

In the Offer, unless the subject matter or context is inconsistent therewith, the following terms have the meanings set forth below.

"Action" means the action filed in the Court titled In Re Drummond Financial Corporation Shareholders Litigation (Civil Action No. 17422-NC) between the Defendants and Gibralt Capital Corporation, commenced on September 14, 1999.

"affiliate" has the meaning ascribed thereto in the United States Securities Act of 1933, and the rules and regulations thereunder.

"associate" has the meaning ascribed thereto in the United States Securities Act of 1933, and the rules and regulations thereunder.

"Business Day" means any day, other than Saturday, Sunday or a holiday, on which commercial banking institutions in New York City are open for business.

"Common  Shares"  means  the  common  stock of the Corporation, par value $0.01.

"Court"  means  the  Court  of  Chancery  of  the  State  of  Delaware.

"Court Order" means an order of the Court dated December 9, 2002 approving the Settlement and the Settlement Agreement.

"Defendants" means Michael J. Smith, Jimmy S.H. Lee, Roy Zanatta, Oq-Hyun Chin, MFC Bancorp Ltd. and the Corporation.

"Depositary"  means  CIBC  Mellon  Trust  Company.

"Dollar" or "$" means, unless otherwise stated, lawful currency of the United States.

"Eligible Institution" has the meaning ascribed thereto under the United States Securities Exchange Act of 1934, and the rules and regulations thereunder.

"Expiry Date" means February 14, 2003 or such later date or dates as may be fixed from time to time pursuant to Section 3 of the Offer, "Extension and Variation of the Offer".

"Expiry Time" means 10:00 a.m. (Eastern Standard time) on the Expiry Date, or such other time or times as may be fixed by the Corporation from time to time pursuant to Section 3 of the Offer, "Extension and Variation of the Offer".

"Letter of Transmittal" means the letter of transmittal (printed on yellow paper) in the form accompanying the Offer, for use in connection with the Offer.

"Material Adverse Effect" means any material adverse effect or material adverse change (or any condition, event or development involving a prospective material adverse change) individually or in the aggregate in the business, affairs, operations, assets, capitalization, financial condition, results of operations, or liabilities, whether contractual or otherwise, of the Corporation and its subsidiaries considered as a whole or with respect to the regulatory regime applicable to their respective businesses.

"Notice" means the notice of the Settlement Fairness Hearing, annexed as Exhibit B to the Settlement Agreement, and delivered on August 27, 2002 to Shareholders other than the Defendants.

"Notice of Guaranteed Delivery" means the notice of guaranteed delivery (printed on green paper) in the form accompanying the Offer for use in connection with the Offer.

"Offer" means the offer to purchase Common Shares made by the Corporation hereby to Shareholders.

"Offer Period" means the period commencing on the date of mailing of the Offer and ending at the Expiry Time.

"Offer to Purchase" has the meaning ascribed thereto in Section 1 of the Offer, "The Offer".

"OTC BB" means the Over the Counter Bulletin Board as maintained by the National Association of Securities Dealers.

"person" includes an individual, body corporate, partnership, syndicate or other form of unincorporated association.

"Settlement" has the meaning ascribed thereto in Section 10 of the Offer, "Purpose of the Offer".

"Settlement Agreement" means the Stipulation and Agreement of Compromise, Settlement and Release dated July 25, 2002, entered into by the parties to the Action in connection with the Settlement of the Action.

"Settlement Fairness Hearing" means the fairness hearing commenced on September 30, 2002 and concluded on October 25, 2002, in connection with the approval of the Settlement by the Court.

"Shareholders"  or  "Holders"  means  the  holders  of  Common  Shares.

"subsidiary" has the meaning ascribed thereto under the United States Securities Act of 1933, and the rules and regulations thereunder.

                                    THE OFFER


To:    The  Holders  of  Common  Shares  of  Drummond  Financial  Corporation.

1.     THE  OFFER

The Corporation hereby offers to purchase, upon the terms and subject to the conditions set forth in the Court Order, the Settlement Agreement and in this Offer, the accompanying Letter of Transmittal and Notice of Guaranteed Delivery (which together constitute the "Offer to Purchase"), all of the issued and outstanding Common Shares not held by the Defendants at a price of $1.25 in cash per Common Share.

The Offer is made pursuant to the terms and conditions of the Court Order approving the Settlement and the Settlement Agreement made by the parties to the Action. The Court Order was made in connection with the putative derivative action, commenced in September 1999, by Gibralt Capital Corporation ("Gibralt") naming the Corporation and certain of its directors and officers and others as defendants. In order to avoid, among other things, the inherent cost, time-consuming nature and uncertainty of litigation, on July 25, 2002, the parties to the Action entered into the Settlement Agreement in connection with the Settlement of the Action. The Court subsequently directed the Corporation to mail the Notice respecting the Settlement to each Shareholder other than the Defendants. The Notice set forth, among other things, the terms of the Settlement, including certain material terms of the Offer to Purchase, the reasons for the Settlement, the date of the Settlement Fairness Hearing and that each Shareholder would be entitled to attend and present evidence at the Settlement Fairness Hearing. On December 9, 2002 the Settlement and the Settlement Agreement were approved by an order of the Court. See Section 10 of the Offer, "Purpose of the Offer".

A Shareholder that chooses not to participate in the Offer will continue to be a Shareholder of the Corporation upon consummation of the Settlement. The Settlement, however, will result in the full and complete settlement, dismissal and release of all claims against the Defendants relating to the Action. See
Section  10  of  the  Offer,  "Purpose  of  the  Offer".

THE ACCOMPANYING LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY ARE INCORPORATED INTO AND FORM PART OF THE OFFER AND CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. SHAREHOLDERS WILL ALSO RECEIVE A COPY OF THE CORPORATION'S LATEST ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2002.

MANAGEMENT  OF  THE  CORPORATION  EXPRESSES  NO  OPINION  AS  TO THE FAIRNESS OR
SUFFICIENCY OF THE OFFER AND MAKES NO RECOMMENDATION REGARDING WHETHER A SHAREHOLDER SHOULD ACCEPT OR REJECT THE OFFER. IF YOU HAVE ANY QUESTIONS AS TO HOW TO DEAL WITH THE OFFER, YOU SHOULD CONSULT YOUR INVESTMENT DEALER, BROKER, BANK MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR. MANAGEMENT HAS BEEN ADVISED, HOWEVER, THAT THE PLAINTIFFS TO THE ACTION BELIEVE THAT IT IS IN THE BEST INTERESTS OF SHAREHOLDERS TO PARTICIPATE IN THE OFFER.

2.     MANNER  AND  TIME  OF  ACCEPTANCE

The Offer is open for acceptance until the Expiry Time, being 10:00 a.m. (Eastern Standard time) on February 14, 2003, or until such time and date to which the Offer may be extended by the Court.

ACCEPTANCE  OF  OFFER

The Offer may be accepted by delivering to the Depositary at its office listed in the Letter of Transmittal, to be received by the Depositary no later than the Expiry Time:

  (a) the certificates representing the Common Shares in respect of which the Offer is being accepted;

  (b) the Letter of Transmittal or facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal; and

  (c) all other documents required by the instructions set out in the Letter of Transmittal.

A Shareholder that is unable to comply on a timely basis with the delivery procedures provided above may nevertheless accept the Offer by following the procedures for guaranteed delivery set forth below.

Except as may otherwise be provided in the Letter of Transmittal, the signatures on each Letter of Transmittal must be guaranteed by an Eligible Institution.

If a Letter of Transmittal in respect of deposited Common Shares is executed by a person other than the registered Shareholder represented by the certificates deposited therewith, then the certificates must be endorsed or accompanied by appropriate share transfer powers duly and properly completed by the registered Shareholder, with the signature on the endorsement or share transfer power guaranteed by an Eligible Institution.

PROCEDURES  FOR  GUARANTEED  DELIVERY

If  a  person  wishes  to  deposit  Common  Shares  pursuant  to this Offer and:

  (a) the certificates representing the Common Shares are not immediately available; or

  (b) such person cannot deliver the certificates and all other required documents to the Depositary prior to the Expiry Time,

        such Common Shares may nevertheless be deposited provided that all of the following conditions are met:

        (i)     such deposit is made by  or  through  an  Eligible  Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in the appropriate form enclosed herewith or facsimile thereof, is received by the Depositary at its Toronto office set forth in the Notice of Guaranteed Delivery prior to the Expiry Time; and

        (iii) the certificates representing deposited Common Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, relating to the Common Shares and any other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary set forth in the Notice of Guaranteed Delivery within three Business Days after the Expiry Time.

The Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Toronto office of the Depositary prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

GENERAL

In all cases, payment for Common Shares deposited and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates representing Common Shares, a properly completed and duly executed Letter of Transmittal or facsimile thereof covering such Common Shares, with the signatures guaranteed by an Eligible Institution, if required, in accordance with the instructions set out in the Letter of Transmittal, and any other required documents.

THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING THOSE DOCUMENTS. THE CORPORATION RECOMMENDS THAT SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND A RECEIPT BE OBTAINED OR, IF MAILED, THAT REGISTERED MAIL, PROPERLY INSURED, BE USED WITH AN ACKNOWLEDGMENT OF RECEIPT REQUESTED.

SHAREHOLDERS WHOSE CERTIFICATES REPRESENTING BENEFICIAL OWNERSHIP OF COMMON SHARES ARE REGISTERED IN THE NAME OF A NOMINEE SHOULD CONTACT THEIR BROKER, INVESTMENT DEALER, BANK, TRUST COMPANY OR OTHER NOMINEE FOR ASSISTANCE IN DEPOSITING SUCH COMMON SHARES.

Subject to any additional terms or conditions imposed by the Court, all questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to this Offer will be determined by the Corporation in its sole discretion, and Shareholders depositing Common Shares agree that such determination shall be final and binding. The Corporation reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. The Corporation reserves the absolute right to waive any defect or irregularity in the deposit of any Common Shares. There shall be no obligation on the part of the Corporation or the Depositary to give notice of any defect or irregularity in any deposit and no liability shall be incurred by either of them for failure to give any such notice. The Corporation's interpretation of the terms and conditions of this Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding. The Corporation reserves the right to permit the Offer to be accepted in a manner other than as set out herein.

POWER  OF  ATTORNEY

The execution of a Letter of Transmittal by a Shareholder irrevocably constitutes and appoints Michael J. Smith, the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation, or any other person designated by the Corporation in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the Shareholder covered by the Letter of Transmittal with respect to the Common Shares deposited under the Letter of Transmittal which are taken up and paid for under the Offer (the "Purchased Securities"), and with respect to any and all dividends, distributions, payments, securities, rights, warrants or other interests declared, paid, issued, distributed, made or transferred (collectively, "Other Securities") on or in respect of the Purchased Securities on or after the date of this Offer.

The power of attorney granted irrevocably upon the execution of the Letter of Transmittal shall be effective on and after the date that the Corporation takes up and pays for the Purchased Securities (the "Effective Date") with full power of substitution, in the name and on behalf of such Holder (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:
(a) register or record, transfer and enter the transfer of Purchased Securities and any Other Securities on the appropriate registers maintained by the Corporation; (b) exercise any and all rights of the Holder in respect of the Purchased Securities and Other Securities, including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Securities and any and all Other Securities, revoke any such instrument, authorization or consent given prior to, on, or after the Effective Date, designate in any such instruments of proxy any person or persons as the proxyholder or the proxy nominee or nominees of such Shareholder in respect of such Purchased Securities and such Other Securities for all purposes including, without limitation, in connection with any meeting of Shareholders of the Corporation (whether annual, special or otherwise and any adjournment or adjournments thereof); and (c) execute, endorse and negotiate, for and in the name of and on behalf of the registered holder of Purchased Securities and Other Securities, any and all checks or other instruments respecting any distribution payable to or to the order of such holder in respect of such Purchased Securities or Other Securities, all as set forth in the Letter of Transmittal.

Furthermore, a holder of Purchased Securities or Other Securities who executes a Letter of Transmittal agrees, effective from and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting of holders (whether annual, special or otherwise and any adjournment or adjournments thereof) of Purchased Securities or Other Securities and not to exercise any or all of the other rights or privileges attached to the Purchased Securities or Other Securities and agrees to execute and deliver to the Corporation any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities or Other Securities and to designate in any such instruments of proxy the person or persons specified by the Corporation as the proxy or proxy nominee or nominees of the holder in respect of the Purchased Securities or Other Securities. Upon such appointment, all prior proxies given by the holder of such Purchased Securities or Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto. A holder of Purchased Securities or Other Securities who executes a Letter of Transmittal covenants to execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities and Other Securities to the Corporation and acknowledges that all authority therein conferred or agreed to be conferred shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of the holder.

DEPOSITING  SHAREHOLDERS'  REPRESENTATIONS  AND  WARRANTIES

The deposit of Common Shares pursuant to the procedures described above will constitute a binding agreement between the depositing Shareholder and the Corporation upon the terms and subject to the conditions of the Offer, including the depositing Shareholder's representations and warranties that: (i) such Shareholder depositing Common Shares has full power and authority to deposit, sell, assign and transfer the Common Shares (and any Other Securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any Common Shares (or any Other Securities) to any person; (ii) such Shareholder depositing Common Shares, or on whose behalf such Common Shares are being deposited, has good title to and is the beneficial owner of the Common Shares (and any Other Securities) being deposited within the meaning of applicable securities laws; (iii) the deposit of such Common Shares (and any Other Securities) complies with applicable securities laws; and (iv) when such Common Shares (and any Other Securities) are taken up and paid for by the Corporation, the Corporation will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others whatsoever, whether existing, pending or contingent.

3.     EXTENSION  AND  VARIATION  OF  THE  OFFER

This Offer is open for acceptance prior to, but not after, the Expiry Time and can only be extended in conjunction with an order of the Court.

4.     RIGHT  OF  WITHDRAWAL

Except as may otherwise be provided for herein, deposits of Common Shares pursuant to this Offer are irrevocable. Any Common Shares deposited in acceptance of this Offer may be withdrawn by or on behalf of the depositing Shareholder (unless otherwise required or permitted by applicable law) at any time before the Common Shares are taken up and paid for by the Corporation.

Withdrawal of Common Shares deposited must be effected by notice of withdrawal, which must be made by or on behalf of the Holder by whom or on whose behalf such Common Shares were deposited and must be actually received by the Depositary at the office at which such Common Shares were deposited before the Common Shares are taken up and paid for, as described above.

Any  such  notice  of  withdrawal  must:

  (a) be made by a method, including facsimile transmission, that provides the Depositary with a written or printed copy;

  (b) be signed by or on behalf of the person who signed the Letter of Transmittal accompanying the Common Shares that are being withdrawn;

  (c) specify such person's name, the number of Common Shares to be withdrawn, the name of the registered Shareholder to be withdrawn and the certificate number shown on each certificate evidencing the Common Shares to be withdrawn; and

  (d)   be  actually received by the Depositary within the time specified above.

Any signature in the withdrawal notice must be guaranteed by an Eligible Institution, except in the case of Common Shares deposited for the account of an Eligible Institution. None of the Corporation, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal, or will incur any liability for failure to give such information. All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Corporation in its sole discretion, and such determination shall be final and binding.

Any Common Shares withdrawn will be deemed not validly deposited for the purposes of the Offer, but may be re-deposited at any subsequent time prior to the Expiry Time by following any of the procedures described in Section 2 of the Offer, "Manner and Time of Acceptance".

If the Corporation is delayed in its acceptance for payment of Common Shares or is unable to accept for payment or pay for Common Shares for any reason, then, without prejudice to the Corporation's other rights, Common Shares deposited hereunder may be retained by the Depositary on behalf of the Corporation and such Common Shares may not be withdrawn except to the extent that depositing Shareholders are entitled to withdrawal rights as set forth in this Section 4 or pursuant to applicable law.

5.     PAYMENT  FOR  DEPOSITED  COMMON  SHARES

Upon the terms and subject to the conditions of this Offer, the Corporation will take up and pay for the Common Shares validly deposited and not withdrawn as permitted by Section 4 of this Offer, promptly at the Expiry Time, or in any event, not later than three Business Days after the Expiry Time.

For the purposes of this Offer, the Corporation will be deemed to have accepted for payment and taken up Common Shares validly deposited and not withdrawn if and when the Corporation gives oral or written notice to the Depositary of its acceptance for payment and taking up of such Common Shares pursuant to this Offer.

The Corporation expressly reserves the right, in its sole discretion, to delay taking up and paying for Common Shares in order to comply, in whole or in part, with applicable law.

The Corporation will pay for Common Shares validly deposited pursuant to this Offer and not withdrawn by providing, or causing to be provided, to the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to Shareholders who have deposited such securities. Under no circumstances will interest accrue or be paid by the Corporation or Depositary on the purchase price of the Common Shares purchased by the Corporation, regardless of any delay in making such payment. The Depositary will act as the agent for persons who have deposited Common Shares in acceptance of this Offer for the purposes of receiving payment from the Corporation and transmitting payment to such persons, and receipt of payment by the Depositary will be deemed to constitute payment for the Common Shares accepted for payment.

Settlement with each Shareholder will be made by the Depositary issuing or causing to be issued a check payable in United States funds. Unless otherwise directed in the Letter of Transmittal, the check will be issued in the name of the registered Shareholder of the Common Shares so deposited. Unless the person who deposits Common Shares instructs the Depositary to hold the check for pick-up by checking the appropriate box in the Letter of Transmittal, the check will be forwarded by first-class mail to such person at the address specified in the Letter of Transmittal. If no address is specified, the check will be forwarded to the address of the Holder as shown on the registers maintained by the Corporation. Checks mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing.

6.     CHANGE  IN  CAPITALIZATION,  DIVIDENDS  AND  DISTRIBUTIONS

If, on or after the date of this Offer, the Corporation should split, combine or otherwise change any of the Common Shares or its capitalization, or shall disclose that it has taken any such action, then the Corporation may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and the other terms of this Offer (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor).

Common Shares acquired pursuant to this Offer shall be acquired by the Corporation free and clear of all liens, charges, encumbrances, claims and equities whatsoever and together with all rights and benefits arising therefrom, including the right to all dividends, distributions, payments, securities, rights, assets or other interests that may be declared, paid, issued, distributed, made or transferred on or after the date of this Offer on or in respect of the Purchased Securities. If, on or after the date of this Offer, the Corporation should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Common Shares payable or distributable to Shareholders of record on a date prior to the transfer of Common Shares accepted for purchase pursuant to this Offer into the name of the Corporation or its nominee or transferee on the Corporation's transfer register for Common Shares, then:

  (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Shareholders for the account of the Corporation until the Corporation pays for such Common Shares, and to the extent that such dividends, distributions or payments do not exceed the purchase price per Common Share payable by the Corporation pursuant to this Offer, the purchase price per Common Share payable by the Corporation pursuant to this Offer will be reduced by the amount of any such dividend, distribution or payment; and

  (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest, and in the case of any cash dividend, distribution or payment in an amount that exceeds the purchase price per Common Share, the whole of any such cash dividend, distribution or payment, will be received and held by the depositing Shareholder for the account of the Corporation and shall be required to be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Corporation, accompanied by appropriate documentation of transfer.

Pending such remittance, the Corporation will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interests and may withhold the entire purchase price payable by the Corporation pursuant to this Offer or deduct from the purchase price payable by the Corporation pursuant to this Offer the amount or value thereof, as determined by the Corporation in its sole discretion.

7.     NOTICE  AND  DELIVERY

Any notice that the Corporation or the Depositary may give or cause to be given under this Offer will be deemed to have been properly given to Shareholders if it is mailed by ordinary mail to the registered Shareholders at their respective addresses appearing in the securities registers maintained by the Corporation and, unless otherwise specified by applicable law, will be deemed to have been received on the first Business Day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail service following mailing. In the event of any interruption of mail service following mailing, the Corporation intends to make reasonable efforts to disseminate the notice by other means such as publication.

This Offer will be mailed to registered Shareholders and will be furnished by the Corporation to brokers, banks and similar persons whose names, or the names of whose nominees, appear in the securities registers maintained by the Corporation, or, if security position listings are available, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to the beneficial owners of Common Shares, where such listings are received.

Wherever this Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at the address of the Depositary on the back page of the Offer.

8.     MAIL  SERVICE  INTERRUPTION

Notwithstanding the provisions of this Offer, checks and any other relevant documents will not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to checks and any other relevant documents that are not mailed for the foregoing reason may take delivery thereof at the offices of the Depositary at which the Common Shares were deposited, upon application to the Depositary, until such time as the Corporation has determined that delivery by mail will no longer be delayed. Checks not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Holder at the appropriate office of the Depositary. Notice of any determination regarding mail service delay or interruption made by the Corporation shall be given to Shareholders in accordance with Section 7 of this Offer, "Notice and Delivery".

9.     OTHER  TERMS  OF  THE  OFFER

  (a) The Offer and all contracts resulting from acceptance hereof shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the State of Delaware.

  (b)   NO  BROKER,  DEALER  OR  OTHER  PERSON  HAS  BEEN AUTHORIZED TO GIVE ANY
        INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE CORPORATION OTHER THAN AS CONTAINED IN THE OFFER TO PURCHASE, AND, IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. No broker, dealer or other person shall be deemed to be the agent of the Corporation or the Depositary for the purposes of the Offer.

  (c) In any jurisdiction in which this Offer is required to be made by a licensed broker or dealer, this Offer shall be made on behalf of the Corporation only by brokers or dealers licensed under the laws of such jurisdiction.

  (d) The provisions of the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions contained therein, as applicable, form part of the terms and conditions of the Offer.

  (e) The Corporation shall, in its sole discretion, be entitled to make a final and binding determination of all matters relating to the interpretation of the Offer, the Letter of Transmittal, the Notice of Guaranteed Delivery, the validity of any acceptance of this Offer and any withdrawals of Common Shares.

  (f) Any or all of the terms and conditions of the Offer may be waived or modified (subject to applicable law and the terms hereof) by the Corporation without prejudice to any other right which the Corporation may have thereunder by written notice or other communication confirmed in writing to the Depositary at its office set out on the back page of the Offer.

  (g) The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of any such jurisdiction. The Corporation may, in its sole discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to Shareholders in any such jurisdiction.

10.     PURPOSE  OF  THE  OFFER

The information contained in this section has been taken from and is based upon the terms and conditions of the Settlement made by the parties to the Action as set out in the Court Order and the Settlement Agreement. Reference should be made to the terms of the Court Order and the Settlement Agreement for a complete description of the terms of the Settlement.

The purpose of the Offer is for the Corporation, its affiliates and associates to purchase, upon and subject to the terms and conditions of the Offer to Purchase, all of the issued and outstanding Common Shares not held by the Defendants in accordance with the terms and conditions of the Settlement as set out in the Court Order and the Settlement Agreement.

The Court Order was made in connection with the putative derivative action commenced in September 1999, by Gibralt naming the Corporation and certain of its directors and officers and others as defendants. The Action was subsequently amended to substitute certain individual plaintiffs (the "Individual Plaintiffs") in place of Gibralt, withdraw certain claims dismissed by the Court and clarify other claims. In order to avoid, among other things, the inherent cost, time-consuming nature and uncertainty of litigation, on July 25, 2002, the parties to the Action entered into the Settlement Agreement in connection with the proposed settlement (the "Settlement") of the Action. The Court subsequently directed the Corporation to mail the Notice respecting the Settlement to each Shareholder other than the Defendants. The Notice set forth, among other things, the terms of the Settlement, including certain material terms of the Offer to Purchase, the reasons for the Settlement, the date of the Settlement Fairness Hearing and that each Shareholder would be entitled to attend and present evidence at the Settlement Fairness Hearing. On December 9, 2002 the Settlement and the Settlement Agreement were approved by an order of the Court.

The Settlement releases any or all claims of the plaintiffs to the Action, as class representatives of all registered and beneficial owners of the Corporation's Common Shares at any time from January 1, 1995 until July 25, 2002, and their successors and assigns, and derivative claims against the Defendants, their affiliates, successors, heirs and assigns and any past or present officers and directors of the Corporation that were or could have been brought in the Action, and to the maximum extent permitted under law, any claims that could have been brought under federal or state laws, including but not limited to claims that were known or unknown, contingent, matured, or not yet mature.

The Settlement also releases any and all claims by the Defendants against the Individual Plaintiffs that either could have been brought in the Action or that in any way arise out of the Action or the Individual Plaintiffs' conduct of the Action.

The Settlement is not an admission or concession on the part of any of the plaintiffs, defendants to the Action or any shareholder or any other person of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding. A Shareholder that chooses not to participate in the Offer will continue to be a Shareholder of the Corporation upon consummation of the Settlement. The Settlement, however, results in the full and complete settlement, dismissal and release of all claims against the Defendants relating to the Action.

11.     DEPOSITARY

CIBC Mellon Trust Company will act as the Depositary for the receipt of certificates in respect of the Common Shares, Letters of Transmittal and Notices of Guaranteed Delivery deposited under the Offer and for the payment for Common Shares purchased by the Corporation pursuant to the Offer, if any. The Depositary will receive reasonable and customary compensation from the Corporation for services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.

No broker, dealer, bank or trust company shall be deemed to be the agent of the Corporation or the Depositary for the purposes of this Offer.

12.     TAX  CONSEQUENCES

SHAREHOLDERS ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL OR TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF DISPOSING OF THEIR COMMON SHARES PURSUANT TO THE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AND ANY OTHER CONSEQUENCES TO THEM OF SUCH TRANSACTIONS UNDER LOCAL AND FOREIGN TAX LAWS.


DATED:  January  14,  2003

                                         DRUMMOND  FINANCIAL  CORPORAITON


                                            /s/  Michael  J.  Smith
                                         --------------------------------------
                                         Michael  J.  Smith
                                         President,  Chief  Executive  Officer,
                                         Chief  Financial Officer and Secretary

                        THE DEPOSITARY FOR THE OFFER IS:

                            CIBC MELLON TRUST COMPANY

                                     By Mail

                                  P.O. Box 1036
                         Adelaide Street Postal Station
                                Toronto, Ontario
                                     M5C 2K4

                               By Hand or Courier

         Toronto                                   Montreal
     199 Bay Street                         2001 University Street
   Commerce Court West                            16th Floor
    Securities Level                             Montreal, PQ
    Toronto, Ontario                               H3A 2A6
        M5L 1G9

                              Tel:  (416) 643-5500
                            Toll Free: 1-800-387-0825
                        E-mail: inquiries@cibcmellon.com



ANY QUESTIONS AND REQUESTS FOR ASSISTANCE MAY BE DIRECTED BY SHAREHOLDERS TO THE
        DEPOSITARY AT THE TELEPHONE NUMBERS OR LOCATION SET FORTH ABOVE.